UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2012

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amgen Inc. (the “Company”) has pledged $3 million to Reed College to create a professorship in chemical biology in honor of former Amgen Executive Vice President, Research and Development, Roger M. Perlmutter M.D., Ph.D. In December 2011, Dr. Perlmutter announced his plans to retire from the Company effective February 12, 2012. During Dr. Perlmutter’s eleven years of service at the Company, Dr. Perlmutter played a vital role in enabling the Company to support the development of new and innovative therapies. Dr. Perlmutter is a Reed College graduate and joined the Reed College board of trustees in 2004 and was elected chairman of its board in April 2010. As one of the world’s foremost biotechnology companies, the Company is keenly aware of the value and importance of science education and this pledge is consistent with the Company’s longstanding support of such education.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Grant Agreement between Amgen Inc. and Reed College dated December 3, 2012, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1 Grant Agreement between Amgen Inc. and Reed College, dated December 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.
Date: December 7, 2012

	By:	/s/ Brian M. McNamee
Name: Brian M. McNamee
Title: Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Grant Agreement between Amgen Inc. and Reed College, dated December 3, 2012.

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